                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 5 to Registration Statement No. 333-58362 of Com21, Inc. on Form S-3 of our report dated February 29, 2000 with respect to the financial statements of GADline, Ltd. appearing in the Current Report on Form 8-K/A of Com21, Inc. filed on December 6, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Brightman Almagor & Co.
Certified Public Accountants (Israel)
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
September 10, 2001